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                                                                 Exhibit 23.3

                                  CONSENT

     We hereby consent to the use in this Registration Statement on Form S-1 of our name and reference to, and inclusion of data contained in, our report entitled "CARTER'S INFANT AND CHILDREN'S WEAR BRAND: AWARENESS & ATTITUDES," which appear in such Registration Statement.

                                      Fitzgerald & Co.

                                      By: /s/ Paul P. Gilberto
                                          ------------------------------------
                                          Name: Paul P. Gilberto
                                          Title: Sr. VP, Director of Planning

Dated: August 19, 2003